
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Institutional Mortgage Fund Limited Partnership Financial Statements for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                       1,110,363
<SECURITIES>                                         0
<RECEIVABLES>                               23,473,839
<ALLOWANCES>                              (16,524,000)
<INVENTORY>                                          0
<CURRENT-ASSETS>                               120,507
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,180,709
<CURRENT-LIABILITIES>                           19,150
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     8,161,559<F1>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 8,180,709
<SALES>                                              0
<TOTAL-REVENUES>                               491,831
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                69,031
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   422,800<F2>
<EPS-PRIMARY>                                        0<F2>
<EPS-DILUTED>                                        0<F2>

<F1>Represents Limited Partners equity of $8,379,548 and General Partners deficit of ($217,989), respectively.
<F2>Net income allocated $4,228 to the General Partners and $418,572 to the Limited
Partners.  Average net income per Unit of Limited Partners interest is $13.39 on 30,059 Units outstanding.

